UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2015

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On October 29, 2015, Care.com, Inc. (the "Company") issued a press release announcing financial results for the third quarter ended on September 26, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities
On October 26, 2015, as part of the Company's efforts to reduce costs and focus resources on higher growth potential businesses such as its payments and workplace solutions businesses, the Board of Directors (the "Board") of the Company determined to begin to wind down the operations of Citrus Lane, Inc., which the Company acquired in July 2014. The Company expects to complete the wind down in the first quarter of 2016.
At this time, the Company is unable to make a good faith estimate of the total amount or range of amounts to be incurred in connection with the wind down, nor an estimate of the amount or range of amounts of any charges that would result in future cash expenditures. In accordance with Item 2.05 of Form 8-K, the Company will timely file an amendment to this report upon the determination of such amounts.

Item 2.06. Material Impairments
During the third quarter of 2015, the Company determined that it should consider the advisability of a sale or wind down of the Citrus Lane business. As a result of this determination, the Company concluded that indicators of impairment existed in the Citrus Lane business and began an analysis of whether any material impairment charges would be required. On October 26, 2015, based on the Company's preliminary calculations, the Company recorded a goodwill impairment charge of $8.0 million and an intangible asset impairment charge of $1.7 million during the quarter ended September 26, 2015. These charges are reflected in the third quarter financial statements included in Exhibit 99.1 to this report on Form 8-K and will also be included as part of the Company's Form 10-Q for the quarter ended September 26, 2015. The measurement of impairment will be completed in the fourth quarter of 2015, and any adjustment to the preliminary impairment charges, if any, would be recognized when the Company finalizes the second step of the impairment test as part of the annual goodwill impairment analysis at that time. The Company does not expect these non-cash impairment charges to result in any future cash expenditures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 26, 2015, Antonio Rodriguez resigned from the Board, and as a member of the nominating and corporate governance committee of the Board, effective immediately. Mr. Rodriguez's decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.

Item 9.01. Financial Statements and Exhibits
(d) The following exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces Third Quarter 2015 Financial Results” dated October 29, 2015

This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015	By:	/s/ MICHAEL ECHENBERG
Michael Echenberg
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces Third Quarter 2015 Financial Results” dated October 29, 2015